EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement Form S-1 on Form S-3 of WM Technology, Inc. of our report dated February 25, 2022, relating to the consolidated financial statements of WM Technology, Inc., appearing in the Annual Report on Form 10-K of WM Technology, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California
October 5, 2022